UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 25, 2005

MENTOR CORPORATION
 (Exact name of registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

On March 25, 2005, the Employment Agreement dated July 27, 2004 between Bobby Purkait, Senior Vice President, Science and Technology, and Mentor Corporation (the "Company") was terminated.  In connection with such termination, the Company and Mr. Purkait entered into a Release Agreement, which provides the following:

•         Payment of remaining base salary in accordance with the Employment Agreement through
    May 31, 2005, pro-rated based on Mr. Purkait's annual base salary of $278,460;

•         Severance pay in amount equal to 22 months' base salary;

•         Continued vesting until May 31, 2005, in accordance with the Employment Agreement, of the unvested and unexpired stock options that were scheduled to vest prior to that date, which are held by Mr. Purkait pursuant to stock option agreements with the Company;

•         Payment in the amount of $90,000 representing cash incentive bonus for the remaining target milestones as contemplated in the Employment Agreement; and

•         Continued employment benefits, in accordance with the Employment Agreement, until
    May 31, 2005, including vehicle allowance, vacation accruals, and health, dental and vision benefits coverage, as well as the reimbursement of premiums for such health, dental and vision benefits coverage for a period up to three months after May 31, 2005.

Mr. Purkait's Severance Agreement and Release also contains customary confidentiality, release of claims, non-disparagement, non-solicitation, and indemnification provisions.

Item 1.02  Termination of a Material Definitive Agreement

The Company entered into a Release Agreement with Bobby Purkait, which provided for the termination of his Employment Agreement with the Company as of March 25, 2005.  See "Item 1.01  Entry into a Material Definitive Agreement".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation

Date: March 29, 2005	By:	/s/ Joshua H. Levine
Joshua H. Levine Chief Executive Officer

Date: March 29, 2005	By:	/s/ Loren L. McFarland
Loren L. McFarland Chief Financial Officer
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